UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report: December 8, 2004

Date of earliest event reported: December 8, 2004

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

3111 W. Allegheny Ave. Philadelphia, PA	19132
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code:   215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Item 1.01.	Entry into Material Definitive Agreement.

On December 8, 2004, The Pep Boys—Manny, Moe & Jack (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, and Wachovia Capital Markets, LLC (collectively, the “Underwriters”) relating to the sale of $200,000,000 of 7.50% Senior Subordinate Notes due 2014 (the “Securities”).  The offering of the Securities will be made by means of a prospectus, which consists of a base prospectus and prospectus supplement, and will be filed with the SEC.  The Securities that are being offered and sold pursuant to the Underwriting Agreement will be registered on Form S-3 (Registration No. 333-109625) relating to the registration of the Securities and certain other securities of the Company, filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 10, 2003 and declared effective on November 10, 2003.

As part of this Current Report on Form 8-K, the Company is filing the Underwriting Agreement as Exhibit 1.1 and is filing a Press Release, dated December 8, 2004, regarding the sale of the Securities as Exhibit 99.1.

Item 9.01.		Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	1.1	Form of Underwriting Agreement, dated December 8, 2004, by and among Registrant and the Underwriters

	99.1	Press Release dated December 8, 2004

INDEX TO EXHIBITS

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated December 8, 2004, by and among Registrant and the Underwriters

99.1	Press Release dated December 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS MANNY, MOE & JACK

	By:	/s/ Bernard K. McElroy
	Name:	Bernard K. McElroy
Title:	Vice President-Chief Accounting Officer and
Treasurer

December 8, 2004